Exhibit 4.1

PG&E CORPORATION

TO

_______________,

TRUSTEE

Senior Note Indenture

Dated as of _____, 20___

PG&E Corporation

Reconciliation and Tie Between Trust Indenture Act of 1939 and

Senior Note Indenture, dated as of _____, 20____

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608, 610
§ 311	(a)	613
	(b)(4)	613(a)
	(b)(6)	613(b)
§ 312	(a)	701, 702(a)
	(c)	702(b)
§ 313	(a)	703(a)
	(b)	703(b)
	(c)	703(c), 704
	(d)	703(c)
§ 314	(a)	704, 1007
	(b)	Not Applicable
		(c)(1) 102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§ 315	(a)	601(a)
	(b)	602
	(c)	601(b)
	(d)	601(c)
	(d)(1)	601(a)(1)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	514
§ 316	(a)	101
	(a)(1)
	(A)	502, 512
	(a)(1)
	(B)	513
	(a)(2)	Not Applicable
	(b)	508
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	107

TABLE OF CONTENTS

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		1
Section 101.	Definitions	1
Act		1
Affiliate		2
Authenticating Agent		2
Board of Directors		2
Board Resolution		2
Business Day		2
Certificate of a Firm of Independent Public Accountants		2
Commission		2
Company		2
Company Request		2
Corporate Trust Office		2
Corporation		2
Defaulted Interest		2
Depositary		3
Eligible Obligations		3
Event of Default		3
Global Security		3
Government Obligations		3
Holder		3
Indenture		3
Interest Payment Date		3
Maturity		3
Officer’s Certificate		3
Opinion of Counsel		4
Outstanding		4
Paying Agent		4
Person		4
Predecessor Security		4
Redemption Date		5
Redemption Price		5
Regular Record Date		5
Responsible Officer		5
Security Register		5
Senior Note		5
Special Record Date		5
Stated Maturity		5
Trust Indenture Act		5
Trustee		5
Vice President		5
Section 102.	Compliance Certificates and Opinions	6
Section 103.	Form of Documents Delivered to Trustee	6
Section 104.	Acts of Holders	7
Section 105.	Notices, Etc., to Trustee and Company	8
Section 106.	Notice to Holders of Senior Notes; Waiver	8
Section 107.	Conflict With Trust Indenture Act	8
Section 108.	Effect of Headings and Table of Contents	8

i

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Section 609.	Corporate Trustee Required; Eligibility	32
Section 610.	Resignation and Removal; Appointment of Successor	32
Section 611.	Acceptance of Appointment by Successor	33
Section 612.	Merger, Conversion, Consolidation or Succession to Business	34
Section 613.	Preferential Collection of Claims Against Company	35
Section 614.	Appointment of Authenticating Agent	35

ARTICLE SEVEN HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		36
Section 701.	Company to Furnish Trustee Names and Addresses of Holders	36
Section 702.	Preservation of Information; Communications to Holders	37
Section 703.	Reports by Trustee	37
Section 704.	Reports by Company	37

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		38
Section 801.	Company May Consolidate, Etc., Only on Certain Terms	38
Section 802.	Successor Corporation Substituted	39

ARTICLE NINE SUPPLEMENTAL INDENTURES		39
Section 901.	Supplemental Indentures Without Consent of Holders	39
Section 902.	Supplemental Indentures With Consent of Holders	40
Section 903.	General Provisions Regarding Supplemental Indenture	41
Section 904.	Execution of Supplemental Indentures	41
Section 905.	Effect of Supplemental Indentures	41
Section 906.	Conformity With Trust Indenture Act	41
Section 907.	Reference in Senior Notes to Supplemental Indentures	41

ARTICLE TEN COVENANTS		42
Section 1001.	Payment of Principal and Interest	42
Section 1002.	Maintenance of Office or Agency	42
Section 1003.	Money for Senior Notes Payments to be Held in Trust	42
Section 1004.	Corporate Existence	43
Section 1005.	Statement as to Compliance	43
Section 1006.	Waiver of Certain Covenants	44
Section 1007.	Limitation on Liens	44

ARTICLE ELEVEN REDEMPTION OF SENIOR NOTES		46
Section 1101.	Applicability of Article	46
Section 1102.	Election to Redeem; Notice to Trustee	46
Section 1103.	Selection by Trustee of Senior Notes to be Redeemed	46
Section 1104.	Notice of Redemption	47
Section 1105.	Deposit of Redemption Price	48
Section 1106.	Senior Notes Payable on Redemption Date	48
Section 1107.	Senior Notes Redeemed in Part	48

ARTICLE TWELVE SINKING FUNDS		49
Section 1201.	Applicability of Article	49
Section 1202.	Satisfaction of Sinking Fund Payments With Senior Notes	49
Section 1203.	Redemption of Senior Notes for Sinking Fund	49

ARTICLE THIRTEEN MISCELLANEOUS PROVISIONS		50
Section 1301.	No Recourse Against Others	50
Section 1302.	Assignment; Binding Effect	50
Section 1303.	USA PATRIOT Act	50

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SENIOR NOTE INDENTURE

THIS SENIOR NOTE INDENTURE (this “Indenture”) is made as of _____, 20____, between PG&E CORPORATION, a corporation duly organized and existing under the laws of the State of California (herein called the “Company”), and __________, a _____________, as Trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness (herein called the “Senior Notes”), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act,” when used with respect to any Holder of a Senior Note, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person or Persons authorized by the Trustee to authenticate one or more series of Senior Notes.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of the officers and/or directors of the Company appointed by that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed, or (iii) a day on which the Trustee’s Corporate Trust Office is closed for business.

“Certificate of a Firm of Independent Public Accountants” means a certificate signed by an independent public accountant or a firm of independent public accountants who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountant or firm shall be entitled to rely upon an Opinion of Counsel as to the interpretation of any legal matters relating to such certificate.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President , a Vice President, its Chief Financial Officer, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at ____________.

“Corporation” includes corporations, partnerships, limited liability companies, associations, companies and business trusts.

“Defaulted Interest” has the meaning specified in Section 305.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 203 or 301, with respect to Senior Notes of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

“Eligible Obligations” means:

(a) with respect to Senior Notes denominated in Dollars, Government Obligations; or

(b) with respect to Senior Notes denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Senior Notes as contemplated by Section 301.

“Event of Default” has the meaning specified in Section 501.

“Global Security” means, with respect to any series of Senior Notes issued hereunder, a Senior Note that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with Section 203 of this Indenture and any indenture supplemental hereto.

“Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” when used with respect to any Senior Note, means the Person in whose name the Senior Note is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the particular series of Senior Notes established as contemplated by Section 301.

“Interest Payment Date” when used with respect to any series of Senior Notes, means the dates established for the payment of interest thereon, as provided in the supplemental indenture for such series.

“Maturity” when used with respect to any Senior Note, means the date on which the principal of such Senior Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President (without regard to qualifiers such as “Executive” or “Senior”), the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Outstanding” when used with respect to Senior Notes, means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

(i) Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation pursuant to this Indenture;

(ii) Senior Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company), in either case pursuant to this Indenture, in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Notes; provided that if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Senior Notes that have been paid or in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands such Senior Notes are valid obligations of the Company; and

(iv) Senior Notes, or portions thereof, converted into or exchanged for another security if the terms of such Senior Notes provide for such conversion or exchange;

provided, however, that in determining, during any period in which any Senior Notes of a series are owned by any Person other than the Company or any Affiliate thereof, whether the Holders of the requisite principal amount of Outstanding Senior Notes of such series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Senior Notes of such series owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes that the Trustee knows to be so owned by the Company or an Affiliate of the Company in the above circumstances shall be so disregarded. Senior Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Senior Notes and that the pledgee is not the Company or any Affiliate of the Company.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Senior Notes on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 304 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.

“Redemption Date” when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Senior Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Senior Notes of any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

“Responsible Officer” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the managing director, director, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee within the Global Corporate Trust Services division and customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 303.

“Senior Note” has the meaning stated in the first recital of this Indenture and more particularly means any Senior Notes authenticated and delivered under this Indenture.

“Special Record Date” for the payment of any Defaulted Interest on the Senior Notes of any series means a date fixed by the Trustee pursuant to Section 305.

“Stated Maturity” when used with respect to any Senior Note or any installment of principal thereof or interest thereon, means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of principal or interest is due and payable.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Senior Notes pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Senior Notes of any series shall mean the Trustee with respect to Senior Notes of that series.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be rendered, insofar as it relates to matters of New York law, in reliance on an opinion of New York counsel, which may be an opinion contemporaneously delivered to a third party or parties and shall expressly permit such reliance.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount and serial numbers of Senior Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

(e) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(f) If the Company shall solicit from the Holders of Senior Notes of any series any Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Senior Notes entitled to take such Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such Act may be sought or given before or after the record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders of Senior Notes for the purpose of determining whether Holders of the requisite proportion of Senior Notes of such series Outstanding have authorized or agreed or consented to such Act, and for that purpose the Senior Notes of such series Outstanding shall be computed as of such record date.

Section 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder of a Senior Note or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: _____________, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the Trustee shall from time to time designate, or transmitted by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid, to the Trustee, at its Corporate Trust Office,

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the Company shall from time to time designate, or transmitted by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid, to the Company, addressed to the attention of its Treasurer and Assistant Treasurer (Fax: (415) 973-4343/267-7265), at 77 Beale Street, P.O. Box 770000, San Francisco, CA 94177, or at any other address previously furnished in writing to the Trustee by the Company.

Section 106. Notice to Holders of Senior Notes; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Senior Notes of any event, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Senior Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107. Conflict With Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required to be a part of and govern this Indenture, such required provision shall control.

Section 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110. Separability Clause.

In case any provision in this Indenture or the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

Nothing in this Indenture or the Senior Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Senior Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law.

This Indenture and the Senior Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.

Section 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Senior Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE TWO

FORMS OF SENIOR NOTES

Section 201. Forms Generally.

The Senior Notes of each series shall be in substantially the form appended to the supplemental indenture authorizing such series, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Notes, as evidenced by their execution of the Senior Notes.

The Senior Notes of each series shall be issuable in registered form without coupons.

The definitive Senior Notes may be printed, typewritten, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Senior Notes, as evidenced by their execution of such Senior Notes.

Section 202. Form of Trustee’s Certificate of Authentication.

The form of the Trustee’s Certificate of Authentication for a series of Senior Notes shall be in substantially the form appended to the Supplemental Indenture authorizing such series.

Section 203. Senior Notes Issuable in the Form of a Global Security.

(a) If the Company shall establish pursuant to Section 301 that the Senior Notes of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 302 and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Senior Notes of such series to be represented by such Global Security or Securities, (ii) may provide that the aggregate amount of Outstanding Senior Notes represented thereby may from time to time be increased or reduced to reflect exchanges, (iii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iv) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (v) shall bear a legend in accordance with the requirements of the Depositary.

(b) Notwithstanding any other provision of this Section 203 or of Section 303, subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Senior Notes, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 303, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

(c) (1) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Senior Notes for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Senior Notes of such series in exchange for such Global Security, will authenticate and deliver individual Senior Notes of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(2) The Company may at any time and in its sole discretion determine that the Senior Notes of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Senior Notes of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Senior Notes of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.

(3) If specified by the Company pursuant to Section 301 with respect to Senior Notes issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Senior Notes of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and, upon receipt of a Company Request for the authentication and delivery of individual Senior Notes of such series in exchange in whole or in part for such Global Security, the Trustee shall authenticate and deliver (A) to each Person specified by such Depositary a new Senior Note or Notes of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (B) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Senior Notes delivered to Holders thereof.

(4) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Senior Notes in definitive form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Senior Notes, such Global Security shall be cancelled by the Trustee. Except as provided in the preceding paragraph, Senior Notes issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company has so directed in writing, the Trustee shall deliver such Senior Notes to the Persons in whose names the Senior Notes are registered.

(5) Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Senior Notes represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 302 with respect thereto. Subject to the provisions of Section 302, the Trustee shall deliver and redeliver any such Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 302 has been, or simultaneously is, delivered, any instructions by the Company with respect to such Global Security shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

ARTICLE THREE

THE SENIOR NOTES

Section 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Senior Notes which may be authenticated and delivered under this Indenture is unlimited.

The Senior Notes may be issued in one or more series. There may be established, pursuant to one or more indentures supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a Supplemental Indenture or a Board Resolution, prior to the issuance of Senior Notes of any series,

(1) the title of the Senior Notes of the series (which shall distinguish the Senior Notes of the series from Senior Notes of all other series);

(2) any limit upon the aggregate principal amount of the Senior Notes of the series which may be authenticated and delivered under this Indenture (except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes of the series pursuant to Sections 203, 303, 304, 907 or 1107);

(3) the Person to whom interest on a Senior Note of the series shall be payable if other than the Person in whose name that Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of the Senior Notes of the series is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension) and the right, if any, to extend the Maturity of the Senior Notes of such series, and the duration of any such extension;

(5) the rate or rates at which the Senior Notes of the series shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Senior notes shall bear interest prior to Maturity, and if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any method by which such rate or rates shall be determined, or any formula or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the Regular Record Date for the interest payable on Senior Notes on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months, and the right, if any, to extend the interest payment periods and the duration of any such extension;

(6) the place or places where the principal of (and premium, if any) and interest, if any, on Senior Notes of the series shall be payable;

(7) the methods by which (i) registration of transfer of Senior Notes of such series may be effected, (ii) exchanges of Senior Notes of such series may be effected and (iii) notices and demands to or upon the Company in respect of the Senior Notes of such series and this Indenture may be made, given, furnished, filed or served, if other than as provided in Section 105; the Note Registrar and any Paying Agent or Agents for such series; and, if such is the case, that the principal of such Senior Notes shall be payable without the presentment or surrender thereof;

(8) if the time for the giving of redemption notices for such series of Senior Notes shall be other than as provided in Section 1104, such different time, and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Senior Notes of such series may be redeemed, in whole or in part, at the option of the Company (including, without limitation, any provision for the payment of a “make-whole”, yield-maintenance or similar premium in connection with the redemption of Senior Notes of such series during a “no-call” or other period during which such Senior Notes are generally not subject to optional redemption by the Company) and any restrictions on such redemptions;

(9) the obligation or obligations, if any, of the Company to redeem, purchase or repay the Senior Notes of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which, Senior Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 1104 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

(10) the denominations in which Senior Notes of the series shall be issuable;

(11) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Senior Notes of such series shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture, any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (11);

(12) if the principal of or premium, if any, or interest, if any, on the Senior Notes of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Senior Notes are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture, any such election shall be required to be taken into account, in the manner contemplated in clause (11) of this paragraph, only after such election shall have been made;

(13) if the principal of or premium, if any, or interest, if any, on the Senior Notes of such series are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formula or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture shall be made on the basis of the fair market value of such securities or the fair value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

(14) if the amount of payments of principal of (and premium, if any) or interest on the Senior Notes of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

(15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided herein pertaining to the Senior Notes of the series, and any change in the rights of the Trustee or Holders of such series pursuant to Section 901 or 902;

(16) any additions to the definitions currently set forth in this Indenture with respect to such series;

(17) whether the Senior Notes of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for certificated Senior Notes of such series and of like tenor of any authorized denomination and the circumstances under which such exchange may occur, if other than in the manner provided for in Section 203; the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to in Section 203;

(18) to the extent not established pursuant to clause (17) of this paragraph, any limitations on the rights of the Holders of the Senior Notes of such series to transfer or exchange such Senior Notes or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Senior Notes of such series, the amount or terms thereof;

(19) any restriction or condition on the transferability of such Senior Notes;

(20) if other than the entire principal amount thereof, the portion of the principal amount of Senior Notes of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(21) the terms, if any, pursuant to which the Senior Notes of such series may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(22) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Senior Notes of such series denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Senior Notes after the satisfaction and discharge thereof as provided in Section 401;

(23) any exceptions to Section 113, or variation in the definition of Business Day, with respect to the Senior Notes of such series;

(24) any non-applicability of Section 1007 (Limitation on Liens) to the Senior Notes of such series or any exceptions or modifications of Section 1007 with respect to the Senior Notes of such series; and

(25) any other terms of the series.

All Senior Notes of any one series shall be substantially identical except as to the date or dates from which interest, if any, shall accrue and denomination and except as may otherwise be provided in the terms of such Senior Notes determined or established as provided above. All Senior Notes of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Senior Notes of such series.

Section 302. Execution, Authentication, Delivery and Dating.

The Senior Notes shall be executed on behalf of the Company by any two of the following: the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer. The corporate seal of the Company may be affixed thereto or reproduced thereon and attested by any Authorized Officer, the Secretary of the Company or any Assistant Secretary of the Company. The signature of any of these officers on the Senior Notes may be manual or facsimile.

Senior Notes bearing the manual or facsimile signatures of individuals who were at the time relevant to the authorization thereof the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Senior Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Notes, and the Trustee, in accordance with the Company Order, shall authenticate and deliver such Senior Notes. If all of the Senior Notes of any series are not to be issued at one time and if the supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Senior Notes and determining the terms of particular Senior Notes of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating Senior Notes hereunder, and accepting the additional responsibilities under this Indenture in relation to such Senior Notes, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon:

(1) an Opinion of Counsel, to the effect that the form and terms of such Senior Notes or the manner of determining such terms have been established in conformity with the provisions of this Indenture; and

(2) an Officer’s Certificate stating, to the knowledge of the signer of such certificate, that no Event of Default with respect to any of the Senior Notes shall have occurred and be continuing.

The Trustee shall not be required to authenticate such Senior Notes if the issue of such Senior Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Senior Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

If all the Senior Notes of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and Officer’s Certificate at the time of issuance of each such Senior Note, but such opinion and certificate shall be delivered at or before the time of issuance of the first Senior Note of such series to be issued.

Each Senior Note shall be dated the date of its authentication.

No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 303. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the office of the Security Registrar designated pursuant to this Section 303 or Section 1002 a register (referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Notes and of transfers of Senior Notes. The Trustee is hereby initially appointed as Security Registrar for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided.

Subject to Section 203, upon surrender for registration of transfer of any Senior Note of any series at the office or agency maintained for such purpose for such series, the Company shall execute, and, as directed by the Company, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Notes of the same series, Stated Maturity and original issue date, of any authorized denominations and of like tenor and aggregate principal amount.

Subject to Section 203, Senior Notes of any series may be exchanged, at the option of the Holder, for Senior Notes of the same series, Stated Maturity and original issue date, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Senior Notes to be exchanged at any such office or agency.

Whenever any Senior Notes are so surrendered for exchange, the Company shall execute, and, as directed by the Company, the Trustee shall authenticate and deliver, the Senior Notes that the Holder making the exchange is entitled to receive.

All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Notes surrendered upon such registration of transfer or exchange.

Every Senior Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Notes, other than exchanges pursuant to Section 304, 907 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, to register the transfer of or to exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Senior Notes of that series called for redemption, or (ii) to issue, to register the transfer of or to exchange any Senior Notes so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 304. Mutilated, Destroyed, Lost and Stolen Senior Notes.

If any mutilated Senior Note is surrendered to the Trustee, the Company shall execute and, as directed by the Company, the Trustee shall authenticate and deliver in exchange therefor a new Senior Note of the same series, Stated Maturity and original issue date, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Senior Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Senior Note, a new Senior Note of the same series, Stated Maturity and original issue date, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Note, pay such Senior Note.

Upon the issuance of any new Senior Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Senior Note of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and any such new Senior Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Notes of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

Section 305. Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Senior Notes, interest on any Senior Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Senior Note of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Notes of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Senior Notes of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Senior Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Notes may be listed, and upon such notice as may be required by such exchange, and after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause that such manner of payment has been deemed practicable by the Company.

Subject to the foregoing provisions of this Section, each Senior Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Note.

Section 306. Persons Deemed Owners.

Prior to due presentment of a Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 305) interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 307. Cancellation.

All Senior Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be canceled by the Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Senior Notes held by the Trustee shall be disposed of in accordance with a Company Order and the Trustee shall promptly deliver a certificate of disposition to the Company.

Section 308. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Senior Notes of any series, interest on the Senior Notes of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 309. CUSIPS

The Company, in issuing the Senior Notes, may use “CUSIP” or other similar numbers (if then generally in use), and, if so, the Trustee or Security Registrar may use CUSIP or such other numbers in notices of redemptions as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the other identification numbers printed on the Senior Notes, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Senior Notes.

Any Senior Note or Senior Notes, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a) money in an amount which shall be sufficient, or

(b) in the case of a deposit made prior to the Maturity of such Senior Notes or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c) a combination of (a) or (b) which shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Senior Notes or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Senior Notes of any series, such Senior Notes or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x) if such deposit shall have been made prior to the Maturity of such Senior Notes, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 403;

(y) if Eligible Obligations shall have been deposited, an opinion of an independent public accountant of nationally recognized standing or a firm of independent public accountants of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) or (c) above have been satisfied; and

(x) if such deposit shall have been made prior to the Maturity of such Senior Notes, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Senior Notes or portions thereof will have been satisfied and discharged as contemplated in this Section.

Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Senior Notes or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Senior Notes or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Senior Notes or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Senior Notes or portions thereof shall nevertheless be no longer entitled to the benefits of this Indenture (other than with respect to such deposit) or of any of the covenants of the Company under Article X (except the covenants contained in Sections 1002 and 1003) or any other covenants made in respect of such Senior Notes or portions thereof as contemplated by Section 301, but the indebtedness of the Company in respect of such Senior Notes or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Senior Notes or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Senior Notes of any series is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Senior Notes, or portions of principal amount thereof, in the manner specified by Section 1103 for selection for redemption of less than all the Senior Notes of a series.

In the event that Senior Notes which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the 60-day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Senior Notes, to the Holders of such Senior Notes to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Senior Notes shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Senior Notes under Sections 303, 304, 603, 607, 614, 1002, 1003 and 1104, and this Article Four shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Senior Note would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, such Senior Note shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Senior Note shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Senior Notes shall be subject to the provisions of Section 403.

Section 402. Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for) and the Trustee, at the expense and request of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) no Senior Notes remain Outstanding hereunder;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that if, in accordance with the last paragraph of Section 401, any Senior Note previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

In the event there are Senior Notes of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so by the Company with respect to Senior Notes of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee in respect of such Senior Notes under Sections 303, 304, 603, 607, 614, 1002, 1003 and 1104, and this Article Four shall survive.

Section 403. Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 401, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Senior Notes or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 1003; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in subclause (y) of clause (c) in Section 401, be invested pursuant to a Company Order in Eligible Obligations of the type described in clause (b) in Section 401 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Senior Notes or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Senior Notes in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Senior Notes shall be paid over to the Company.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

“Event of Default”, wherever used herein with respect to Senior Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Senior Note of that series when it becomes due and payable on an Interest Payment Date other than at Maturity and continuance of such default for a period of thirty (30) days; or

(2) default in the payment of the principal of, (or premium, if any) or interest on any Senior Note of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Note of that series and continuance of such default for a period of three (3) Business Days; or

(4) default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Senior Notes other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the Outstanding Senior Notes of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company of a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(7) any other Event of Default provided with respect to Senior Notes of that series in the supplemental indenture authorizing such series.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Senior Notes of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Senior Notes of that series may declare the principal amount (or such portion of the principal amount as may be specified in the terms of that series) of all of the Senior Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Senior Notes of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Senior Notes of that series,

(B) the principal of (and premium, if any) any Senior Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Senior Notes,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Senior Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 607; and

(2) all Events of Default with respect to Senior Notes of that series, other than the non-payment of the principal of Senior Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if an Event of Default occurs under Section 501(1), (2) or (3) with respect to any Senior Notes the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Senior Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 607.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Senior Notes, wherever situated.

If an Event of Default with respect to Senior Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Senior Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Senior Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Senior Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 607) and of the Holders of Senior Notes allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Senior Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Senior Notes, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Senior Note any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Senior Note in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Senior Notes.

All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Senior Notes, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 607; and

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Senior Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal (and premium, if any) and interest, respectively; and

Third: The balance, if any, to the Company or any other Person or Persons entitled thereto.

Section 507. Limitation on Suits.

No Holder of any Senior Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Senior Notes of that series;

(2) the Holders of not less than 33% in principal amount of the Outstanding Senior Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Notes of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Senior Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 305) interest on such Senior Note on the due dates expressed in such Senior Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Senior Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Senior Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes in the last paragraph of Section 304, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Senior Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Senior Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Senior Notes.

Section 512. Control by Holders of Senior Notes.

The Holders of not less than a majority in principal amount of the Outstanding Senior Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Notes of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where reasonable indemnity would not be adequate, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Senior Notes of any series may, on behalf of the Holders of all the Senior Notes of such series, waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest on any Senior Note of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Senior Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Senior Notes of any series, or to any suit instituted by any Holder of any Senior Note for the enforcement of the payment of the principal of (or premium, if any) or interest on any Senior Note on or after the Stated Maturity or Maturities expressed in such Senior Note (or, in the case of redemption, on or after the Redemption Date).

Section 515. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to Senior Notes of any series,

(1) the Trustee undertakes to perform, with respect to Senior Notes of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to Senior Notes of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but shall have no obligation or liability for confirming or investigating the accuracy of mathematical calculations or other facts purported to be stated therein.

(b) In case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, the Trustee shall exercise, with respect to Senior Notes of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Senior Notes of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Senior Notes of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and the Trust Indenture Act.

Section 602. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Senior Notes of any series about which the Trustee shall have knowledge as set forth in Section 603(h) hereof, the Trustee shall transmit by mail to all Holders of Senior Notes of such series entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, notice of all defaults hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Senior Note of such series or in the payment of any sinking fund installment with respect to Senior Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Senior Notes of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Senior Notes of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Senior Notes of such series.

Section 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and Trustee need not investigate any fact or matter contained therein;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and a resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Senior Notes of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and the reasonable expenses of such examination shall be paid by the Company or, if paid by the Trustee or any successor thereto, reimbursed by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers or employees of such agents or attorneys;

(h) the Trustee shall not be charged with knowledge of any Event of Default with respect to the Senior Notes of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee assigned to the Corporate Trustee Office (or any successor division or department of the Trustee) shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on such Senior Notes or by any Holder of such Senior Notes.

(i) the Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers;

(j) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate shall be signed by any authorized officer of the Company;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian, and any other such Persons employed to act hereunder;

(l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts or war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances); and

(m) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 604. Not Responsible for Recitals or Issuance of Senior Notes.

The recitals contained herein and in the Senior Notes (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Senior Notes or the proceeds thereof.

Section 605. May Hold Senior Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as more fully set forth in a letter agreement between the Company and the Trustee;

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(3) to indemnify each of the Trustee, or any successor Trustee, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless such failure results in the forfeiture by the Company of substantial rights and defenses. The Company shall defend the claim with counsel who shall be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. The Trustee may elect to have separate counsel defend the claim, but the Company will be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee. The indemnification herein also extends to a claim that is resolved by settlement.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Senior Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on any Senior Notes in accordance with the provisions of this Indenture.

Furthermore, without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services of the Trustee are intended to constitute expenses of administration under any applicable Bankruptcy Law.

Section 608. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and qualified and eligible under this Article and otherwise permitted by the Trust Indenture Act to act as Trustee under an Indenture qualified under the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee may resign at any time with respect to the Senior Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Notes of such series.

(c) The Trustee may be removed at any time with respect to the Senior Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Senior Notes of such series delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Senior Notes, or (ii) subject to Section 514, any Holder of a Senior Note who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Senior Notes and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Senior Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Senior Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Senior Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Senior Notes of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Senior Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Senior Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Senior Notes of any series shall have been so appointed by the Company or the Holders of Senior Notes and accepted appointment in the manner required by Section 611, any Holder of a Senior Note who has been a bona fide Holder of a Senior Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Notes of such series.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee with respect to a series (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, with respect to such series, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 611, the Trustee with respect to such series shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 611, all as of such date, and all other provisions of this Section and Section 611 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Senior Notes of any series and each appointment of a successor Trustee with respect to the Senior Notes of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of such series of Senior Notes as their names and addresses appear in the Security Register.

Section 611. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Senior Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Senior Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Senior Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights (other than such rights in Section 607 hereof relating to indemnities arising prior to the effective date of appointment of a successor Trustee), powers, trusts and duties of the retiring Trustee with respect to the Senior Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Senior Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Senior Notes of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Notes.

Section 613. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Senior Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 614. Appointment of Authenticating Agent.

At any time when any of the Senior Notes remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Senior Notes that shall be authorized to act on behalf of the Trustee to authenticate Senior Notes of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 304, and Senior Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Senior Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Senior Notes, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

The provisions of Sections 306, 604 and 605 shall be applicable to each Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Senior Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Senior Notes of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By:
As Authenticating Agent
By:
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not later than June 1 and December 1, in each year, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Senior Notes as of the preceding May 15 or November 15, as the case may be, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of the most recent Regular Record Date;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702. Preservation of Information; Communications to Holders.

(a) The Trustee shall comply with the obligations imposed on it pursuant to Section 312 of the Trust Indenture Act.

(b) Every Holder of Senior Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Senior Notes in accordance with Section 312(b) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 703. Reports by Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Senior Notes pursuant to this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit a brief report dated as of such May 15 with respect to any of the events specified in such Section 313(a) that may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(b) The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

(c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the Trust Indenture Act at the expense of the Company.

Section 704. Reports by Company.

The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; provided, however, that the electronic filing with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system providing for free public access to such filings) of such reports, information and documents shall satisfy the Company’s obligation to provide such reports, information and documents to the Trustee; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that the electronic filing with the Commission through EDGAR (or any successor system providing for free public access to such filings) of such information, documents and reports shall satisfy the Company’s obligation to provide such information, documents and reports to the Trustee;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3) transmit, within 30 days after the filing thereof with the Trustee, to the Holders of Senior Notes, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission; and

(4) notify the Trustee when and as the Senior Notes of any series become admitted to trading on any national securities exchange.

(5) Delivery of such reports, information, and documents to the Trustee pursuant to the provisions of this Section 704 of the Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless

(1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving entity) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, limited liability company, association, company, joint stock company or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under this Indenture.

Section 802. Successor Corporation Substituted.

Upon any consolidation by the Company with or merger by the Company into any corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Senior Notes.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Senior Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Senior Notes; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Senior Notes (and if such covenants are to be for the benefit of less than all series of Senior Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default; or

(4) to add to or change any of the provisions of this Indenture or to change or eliminate any restrictions on the payment of principal (or premium, if any) on Senior Notes, provided any such action shall not adversely affect the interests of the Holders of Senior Notes of any series in any material respect; or

(5) to change or eliminate any of the provisions of this Indenture with respect to any series of Senior Notes theretofore unissued; or

(6) to secure the Senior Notes; or

(7) to establish the form or terms of Senior Notes of any series as permitted by Sections 201 and 301; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Senior Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge and defeasance of any series of Senior Notes pursuant to Article Four; provided that any such action shall not adversely affect the interests of the Holders of Senior Notes of such series in any material respect; or

(10) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Senior Notes of any series in any material respect; or

(11) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Senior Notes may be listed or traded; or

(12) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act.

Section 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Senior Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Senior Note affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Senior Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section 902, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder of a Senior Note with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1006, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8).

Section 903. General Provisions Regarding Supplemental Indenture.

(a) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Notes, or which modifies the rights of the Holders of Senior Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Senior Notes of any other series.

(b) It shall not be necessary for any Act of Holders of Senior Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or action shall approve the substance thereof.

Section 904. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

Section 905. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 906. Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 907. Reference in Senior Notes to Supplemental Indentures.

Senior Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, as directed by the Company, in exchange for Outstanding Senior Notes of such series.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal and Interest.

The Company covenants and agrees for the benefit of each series of Senior Notes that it will duly and punctually pay the principal of (and premium, if any) and interest on the Senior Notes of that series in accordance with the terms of the Senior Notes and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Company or its Affiliate will maintain an office or agency where Senior Notes of each series may be presented or surrendered for payment, where Senior Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Senior Notes or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Senior Notes of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Senior Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003. Money for Senior Notes Payments to be Held in Trust.

If the Company or one of its Affiliates shall at any time act as its own Paying Agent with respect to any series of Senior Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Senior Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Senior Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Senior Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Senior Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Senior Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Senior Notes of that series) in the making of any payment of principal of (and premium, if any) or interest on the Senior Notes of that series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Senior Note of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper of general circulation in New York City notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

Section 1005. Statement as to Compliance.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement, which need not comply with Section 102, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 1005, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. Upon the request of the Trustee, the Company will execute and deliver such further instruments and perform such further acts as may be reasonably necessary and proper to carry out more effectively the purposes of this Indenture.

Section 1006. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1004, Section 1007 and Article Eight with respect to the Senior Notes of any series or any term, provision or condition set forth in any covenant provided pursuant to Section 301(15) or Section 901(2) for the benefit of the Holders of any series, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Senior Notes of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1007. Limitation on Liens.

(a) Except as otherwise specified as contemplated by Section 301 for Senior Notes of any series, so long as any Senior Notes of any series are Outstanding, the Company will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any common stock of any Significant Subsidiary (hereinafter defined) which common stock is now or hereafter directly owned by the Company, to secure any Indebtedness (hereinafter defined) without concurrently making effective provision whereby the Outstanding Senior Notes shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to nor prevent the creation or existence of:

(1) any mortgage, pledge, security interest, lien or encumbrance existing on the date on which such series of Senior Notes are originally issued;

(2) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock at the time of the acquisition of such capital stock by the Company, or within 365 days after such time, to secure all or a portion of the purchase price of such capital stock;

(3) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock existing thereon at the time of the acquisition thereof by the Company (whether or not the obligations secured thereby are assumed by the Company and whether or not such mortgage, pledge, security interest, lien or encumbrance was created in contemplation of such acquisition);

(4) any extension, renewal or replacement of any mortgage, pledge, security interest, lien or encumbrance permitted by Subsection (1), (2) or (3) above, or of any Indebtedness secured thereby; provided that the principal amount of Indebtedness so secured immediately following the time of such extension, renewal or replacement shall not exceed the principal amount of Indebtedness so secured immediately preceding the time of such extension, renewal or replacement, and that such extension, renewal or replacement of such mortgage, pledge, security interest, lien or encumbrance shall be limited to no more than the same proportion of all shares of capital stock as were covered by the mortgage, pledge, security interest, lien or encumbrance that was extended, renewed or replaced; or

(5) any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either:

(i) the execution or enforcement of each such lien is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

(ii) the payment of each such lien is covered in full by insurance (subject to customary deductible amounts) and the insurance company has not denied or contested coverage thereof; or

(iii) so long as each such lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the periods within which such proceedings may be initiated shall not have expired.

In case the Company shall propose to pledge, mortgage, hypothecate or grant a security interest in any common stock of any Significant Subsidiary to secure any Indebtedness, other than as permitted by Subsections (a)(1) to (a)(4), inclusive, of this Section 1007, the Company will prior thereto give written notice thereof to the Trustee, and the Company will prior to or simultaneously with such pledge, mortgage, hypothecation or grant of security interest, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or an additional or separate trustee), in form satisfactory to the Trustee, effectively secure (for so long as such other Indebtedness shall be so secured) all the Outstanding Senior Notes equally and ratably with such Indebtedness and with any other indebtedness for money borrowed similarly entitled to be equally and ratably secured.

(b) Except as otherwise specified as contemplated by Section 301 for Senior Notes of any series, the provisions of Subsection (a) of this Section 1007 shall not apply to the extent that the Company creates any Restricted Liens to secure Indebtedness that, together with all other Indebtedness secured by Restricted Liens, does not at the time exceed 10% of Consolidated Net Tangible Assets, as determined by the Company as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

(c) For purposes of this Section 1007:

(1) The term “Consolidated Net Tangible Assets” means the total amount of the Company’s assets determined on a consolidated basis in accordance with generally accepted accounting principles as of a date determined pursuant to Section 1007(b), less (a) the sum of the Company’s consolidated current liabilities determined in accordance with generally accepted accounting principles, and (b) the amount of the Company’s consolidated assets classified as intangible assets, determined in accordance with generally accepted accounting principles, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on the Company’s consolidated balance sheet.

(2) The term “Indebtedness” means any debt of the Company for money borrowed and guarantees by the Company for money borrowed but in each case excluding liabilities in respect of (a) a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles, and (b) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

(3) The term “Restricted Liens” means any mortgage, pledge, security interest, lien or encumbrance upon any common stock of any Significant Subsidiary, which common stock is now or hereafter directly owned by the Company, to secure any Indebtedness, other than any mortgage, pledge, security interest, lien or encumbrance described in (a)(1) through (a)(5) above.

(4) The term “Significant Subsidiary” means any Subsidiary that is also a “significant subsidiary” pursuant to Regulation S-X promulgated by the Commission.

(5) The term “Subsidiary” of the Company means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly owned or controlled by the Company.

ARTICLE ELEVEN

REDEMPTION OF SENIOR NOTES

Section 1101. Applicability of Article.

Senior Notes of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Senior Notes of any series) in accordance with this Article.

Section 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Senior Notes shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Senior Notes of such series to be redeemed. In the case of any redemption of Senior Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Senior Notes or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Senior Notes, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 1103. Selection by Trustee of Senior Notes to be Redeemed.

If the Senior Notes are registered in the name of only one Holder, any partial redemptions shall be pro rata. If the Senior Notes are held in definitive form by more than one Holder and if less than all the Senior Notes of any series are to be redeemed, the particular Senior Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Notes of such series not previously called for redemption, by lot or other such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Senior Notes of that series or any integral multiple thereof) of the principal amount of Senior Notes of such series of a denomination larger than the minimum authorized denomination for Senior Notes of that series.

The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Notes which has been or is to be redeemed.

Section 1104. Notice of Redemption.

Unless otherwise indicated in the supplemental indenture relating to any series of Senior Notes, notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date in the manner provided in Section 106 to the Holders of Senior Notes to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) the CUSIP number of the Senior Notes being redeemed;

(4) if less than all the Outstanding Senior Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Senior Notes to be redeemed,

(5) that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Senior Notes are to be surrendered for payment of the Redemption Price, and

(7) that the redemption is for a sinking fund, if such is the case.

Unless otherwise specified with respect to any series of Senior Notes, in accordance with Section 301, with respect to any redemption of Senior Notes at the election of the Company or any redemption which is contingent on the occurrence or nonoccurrence of an event or condition which cannot be ascertained prior to the time a redemption notice is required to be given hereunder, such notice may state that such redemption shall be conditional upon receipt by the Trustee or the Paying Agent or Agents for such Senior Notes, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price of such Senior Notes and accrued interest, if any, thereon to the Redemption Date (or direction from the Company to apply such money for the payment of such Senior Notes, if such money shall have been deposited with the Trustee or Paying Agent or Agents upon the condition that the Trustee or Paying Agent or Agents will apply such money only at the direction of the Company) and that if such money shall not have been so received (or if such money shall have been received but the Trustee or the Paying Agent or Agents have been directed by the Company not to apply such money to redeem such Senior Notes) such notice shall be of no force or effect and the Company shall not be required to redeem such Senior Notes; provided, however, that conditional notice shall not be given if upon the giving of notice, such Senior Notes shall be deemed to have been paid in accordance with Section 401. In the event that such notice of redemption contains such a condition and such money is not so received, or the Trustee or Paying Agent or Agents have been directed by the Company not to apply such money to the redemption of such Senior Notes, the redemption shall not be made, and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received or that the Trustee or Paying Agent or Agents have been directed by the Company not to redeem such Senior Notes and such redemption was not required to be made, and the Trustee or Paying Agent or Agents for the Senior Notes otherwise to have been redeemed shall promptly return to the Holders thereof any of such Senior Notes which had been surrendered for payment upon such redemption.

Notice of redemption of Senior Notes to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. Notice of mandatory redemption of Senior Notes shall be given by the Trustee in the name and at the expense of the Company.

Section 1105. Deposit of Redemption Price.

Except as otherwise provided in a supplemental indenture pursuant to Section 301, prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or its Affiliate is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of and accrued interest, if any, on all the Senior Notes which are to be redeemed on that date.

Section 1106. Senior Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with any accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Senior Notes shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with such notice, such Senior Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that, except as otherwise provided in a supplemental indenture pursuant to Section 301, installments of interest on Senior Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 305.

If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Senior Note.

Section 1107. Senior Notes Redeemed in Part.

Any Senior Note that is to be redeemed only in part shall be surrendered at an office or agency of the Company therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and, as directed by the Company, the Trustee shall authenticate and deliver to the Holder of such Senior Note a new Senior Note of the same series, Stated Maturity and original issue date of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Note so surrendered.

ARTICLE TWELVE

SINKING FUNDS

Section 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Senior Notes of a series except as otherwise specified as contemplated by Section 301 for Senior Notes of such series.

The minimum amount of any sinking fund payment provided for by the terms of Senior Notes of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Senior Notes of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Senior Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Senior Notes of any series as provided for by the terms of Senior Notes of such series.

Section 1202. Satisfaction of Sinking Fund Payments With Senior Notes.

The Company (1) may deliver Outstanding Senior Notes of a series (other than any previously called for redemption), and (2) may apply as a credit Senior Notes of a series which have been redeemed either at the election of the Company pursuant to the terms of such Senior Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Senior Notes, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Senior Notes of such series required to be made pursuant to the terms of such Senior Notes as provided for by the terms of such series; provided that such Senior Notes have not been previously so credited. Such Senior Notes shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Senior Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203. Redemption of Senior Notes for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Senior Notes, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Senior Notes of that series pursuant to Section 1202 and stating the basis for such credit and that such Senior Notes have not previously been so credited and will also deliver to the Trustee any Senior Notes to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Senior Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Senior Notes shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

MISCELLANEOUS PROVISIONS

Section 1301. No Recourse Against Others.

An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Note, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Senior Notes.

Section 1302. Assignment; Binding Effect.

The Company shall have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. This Indenture may also be assigned by the Company in connection with a transaction described in Article Eight. This Indenture shall be binding upon and inure to the benefit of the Company, the Trustee, the Holders, any Security Registrar, Paying Agent, and Authenticating Agent and their respective successors and assigns.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1303. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Company agrees that it will provide the Trustee with information about the Company as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PG&E CORPORATION

By:
Name:
Title:

_______________________, as Trustee

By:
Name:
Title: